                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE


                     GTS Reports Third Quarter 2000 Results;
               Refocuses on High-End Broadband and Data Services;
 Announces Intention to Sell Voice Business and Central Europe Retail Operations
                   Core revenues up 7.1 percent sequentially;
                EBITDA loss narrows to (3.3) percent of revenues


Financial Highlights

o Grows quarterly core revenues 7.1 percent sequentially on a euro basis, to EURO254.2 million, or US$230.2 million
o Reports EBITDA1 losses of (EURO9.6) million, or (US$9.5) million, improving from (6.3) percent of revenues to (3.3) percent on a sequential basis
o Drives data/IP revenues up approximately 17 percent sequentially, with data/IP and managed bandwidth now representing approximately 47 percent of core revenues

Organizational Highlights

o    Appoints Robert J. Amman as Chairman, President and Chief Executive Officer
o    Refocuses on high-end broadband and data services
o Retains Credit Suisse First Boston (CSFB) to sell its voice-focused Business Services division and its Central Europe retail operations
o Sells equity interest in Flag Atlantic Limited joint venture for US$175 million in value; retains FA-1 fibre

Operational Highlights

o    Wins major new data business:

     --   Yahoo! Europe for pan-European Internet network and infrastructure

     --   Tiscali for IP transit

     --   Intranets.com for hosting and IP transit

o Launches Europe's largest streaming media service in partnership with Microsoft and Compaq
o    Opens City Enterprise Networks in Frankfurt and Stockholm


LONDON - 13 November 2000 - Global TeleSystems, Inc. (GTS) (NYSE: GTS; EASDAQ:
GTSG; Frankfurt: GTS), the leading European e*Business and borderless broadband services company, today announced its results for the third quarter of 2000. Core revenues in the quarter grew to EURO254.2 million, or US$230.2 million, up
7.1 percent from EURO237.4 million, or US$222.0 million, in the second quarter of 2000. The company's EBITDA losses for the third quarter of 2000 were (EURO9.6) million, or (US$9.5) million, or (3.3) percent of total revenues, narrowing from (EURO17.5) million, or (US$16.3) million in the second quarter of 2000.


OPERATIONS

Revenues

GTS Broadband Services
Broadband Services grew revenues to EURO125.3 million, or US$113.6 million, up
29.6 percent versus the year-ago quarter, and up 5.9 percent sequentially. The traditional managed bandwidth and IP transit businesses (previously referred to as Carrier Services) grew to EURO88.3 million, up 13.5 percent from the year-ago quarter and up 3.6 percent from the second quarter.

GTS Reports 3rd Quarter 2000 Results
Page 2


GTS Business Services
The Business Services division grew core revenues to EURO96.7 million, or US$87.4 million, up 6.9 percent on a sequential basis. The non-core business had revenue of EURO32.7 million, down 18 percent sequentially, consistent with objectives of exiting this business by the first quarter of 2001.

Data/IP Mix
Data and IP revenues were up approximately 17 percent on a sequential basis for the core business; comprised approximately 17 percent of the company's core quarterly revenues; and represented approximately EURO172 million in revenues on an annualized basis. Data/IP revenue, together with managed bandwidth, represented approximately 47 percent of total core revenues for the quarter.

Gross Margins
Gross margins for the core business in the quarter were EURO98.5 million, up from EURO95.9 million in the second quarter, and represented 38.7 percent of quarterly core revenues, down from 40.4 percent from the second quarter. Gross margin percentage of revenue for the core was impacted by the revenue mix of lower margin wholesale increasing as a percent of total revenues and costs associated with start-up operations in our hosting centres.

Selling, General and Administrative (SG&A)
Total SG&A for the core business was EURO106.7 million or 42.0 percent of core revenue in the third quarter, improving from 46.4 percent in the second quarter of 2000. A significant portion of the absolute sequential decrease in core SG&A results from consolidation of sales offices, elimination of employees, as well as overall improved cost control. As a percent of revenue, core SG&A declined by
4.4 percent in the third quarter over the second quarter.

EBITDA
In the third quarter of 2000, GTS generated EBITDA losses of (EURO9.6) million, or (US$9.5) million, representing (3.3) percent of total revenues. This was an improvement from an EBITDA loss of (EURO17.5) million, or (US$16.3) million, in the second quarter of 2000, which represented (6.3) percent of total revenue.

EBITDA for the core business was (EURO8.2) million or (3.2) percent of core revenues in the third quarter, an improvement from (6.0) percent in the second quarter. EBITDA for the non-core business in the third quarter was (EURO1.4) million compared to (EURO3.2) million in the second quarter.

August 2000 Restructuring Actions
As part of the Company's plans to exit from its residential and pre-paid card businesses and streamline its operations, including the consolidation of its headquarter functions, reducing or redeploying headcount, centralizing finance and billing operations, the company incurred a one-time charge of US$26.1 million during the third quarter for severance, lease termination and other related items.

Capital Expenditures, Net Loss Applicable to Common Shareholders and Net Loss Per Share In the third quarter cash capital expenditures totaled US$200 million. Total cash capital expenditures in the first nine months of 2000 were US$567 million.

Net loss applicable to common shareholders was (US$192.4) million for the third quarter of 2000 compared to (US$152.4) million for the second quarter of 2000 and (US$121.9) million for the year-ago quarter.

Recurring net loss per share based on the weighted average shares outstanding in the quarter of 201.9 million shares was (US$0.82) for the third quarter of 2000 compared to (US$0.77) for the second quarter of 2000 and (US$0.59) for the year-ago quarter.

GTS Reports 3rd Quarter 2000 Results
Page 3


CORPORATE RESTRUCTURING

GTS today announced that it will restructure its operations to focus on the company's core competency of providing broadband services to carriers, ISPs, ASPs, Web-centric entities and pan-European corporations. The objective of the restructuring is to 1) unlock the value of this highly EBITDA positive business by creating a pure play data company which is today the leading provider of broadband services in Europe and 2) generate proceeds and reduce overall cash requirements from the potential sale of non-core, non-strategic businesses which can be redirected to our core business.

In order to implement this new strategy, GTS will manage the company as four "stand-alone" business units: GTS Broadband Services; GTS Business Services; GTS Central Europe; and Golden Telecom. GTS will seek to sell its voice-focused Business Services unit, as well as its Central Europe unit, and has retained CSFB to assist in the sale of these assets.

Robert J. Amman, Chairman, President and Chief Executive officer said: "By selling our Business Services and Central Europe units, we will focus on and leverage our position as Europe's leading broadband network solutions and services provider. Importantly, we will attack the pan-European corporate market by leveraging our strategic capabilities such as our Ebone backbone, robust optical network and our experience in serving Europe's most sophisticated customers. In addition, we will continue to provide carriers, ISPs, ASPs, and Web-centrics with unparalleled managed bandwidth, data and IP services throughout Europe. We believe such a focused strategy will yield significant benefits to our shareholders, customers and employees."

These four units are defined as below:

o GTS Broadband Services - This unit will continue to focus on being the premier provider of broadband network solutions and services in Europe. The unit will expand its services to address the pan-European corporate market, and will continue to provide carriers, ISPs, ASPs and Web-centric customers with managed bandwidth and data products. Expanded services include IP VPN, dedicated hosting, high-capacity direct Internet access as well as a host of new high-end data applications such as our recently announced streaming media services.

     Included in this unit will be the following:

                      -  Ebone - Europe's leading Tier-1 IP backbone;
                      -  GTS's leading pan-European fibre optic network;
                      -  trans-Atlantic fibre network on FA-1;
                      -  multi-duct, fibre-rich, City Enterprise Networks;
                      -  four on-net Western European hosting centres;
                      - unmatched experience in managing networks for highly sophisticated, demanding clients across Europe.

o GTS Business Services - This unit will contain all of the company's Western European voice business, both retail and wholesale. The retail business will focus predominantly on delivering voice services to SMEs in Western Europe. This unit will include most of GTS's present Business Services unit, excluding the Central European operations, and will also include the company's wholesale switched voice business, which had previously been reported as Broadband Services. The new Business Services unit will be managed as a separate entity, and will include GTS' switched voice network infrastructure.

o GTS Central Europe - This unit, which operates within the Czech Republic, Poland, Hungary, the Slovak Republic and Romania, is a leading provider of Internet, data, and voice services to multinational companies, ISPs, and SMEs throughout Central Europe. This unit offers, through agreements with

GTS Reports 3rd Quarter 2000 Results
Page 4


     Broadband Services, managed bandwidth and IP access via the Broadband Services pan-European Internet network.

o Golden Telecom - This unit represents the consolidated results of GTS's 62.6% ownership in Golden Telecom, Inc., a leading facilities-based provider of integrated telecommunications and Internet services throughout Russia and the Commonwealth of Independent States (CIS). The company will continue to evaluate the possible sale of this unit.

Robert A. Schriesheim, Executive Vice President, Corporate Development and Chief Financial Officer, said: "Upon execution of this corporate restructuring, we simplify our structure and focus our resources on our highest value business - a European data, pure play, highly EBITDA positive company, which is the leading provider of broadband services in Europe. Further, as a result of the restructuring activities, together with the recent FA-1 transactions, we expect to enhance our funding position by redirecting our resources to the broadband business."

OTHER DEVELOPMENTS

Flag Atlantic Limited Sale
On October 31, the company announced the sale of its 50% interest in Flag Atlantic Limited, to its joint venture partner, FLAG Telecom. The joint venture is constructing FA-1, a six fibre pair, trans-Atlantic cable. The total value of the transaction to GTS was US$175 million. Under the terms of agreement, GTS will receive US$135 million in cash from Flag Telecom. In addition, the dark fibre pair that GTS had previously purchased from the venture will be retained by GTS and will initially be equipped with 80 Gbps of total capacity, providing us with trans-Atlantic capacity for a very favorable cost. Furthermore, as part of the consideration, GTS will receive 305 kilometers in duct space as well as six fibre pair stretching over 500 kilometers in and around Paris and Northwest France. GTS will also have the right to acquire backhaul fibres from FLAG Atlantic on favorable terms going forward. The company anticipates this transaction closing in the month of November.

Consent Solicitation - 9-7/8% Senior Notes Due 2005
GTS today announced a solicitation to obtain consents from holders of its 9-7/8% Senior Notes due 2005 (the "Notes") for amendments of certain provisions of the indenture governing the Notes. The purpose of the consent solicitation is to permit GTS to modify certain provisions of the indenture governing the Notes in order to provide the company with greater flexibility to, among other things, restructure the operations of its Global TeleSystems (Europe) Limited subsidiary, formerly known as Esprit Telecom Group plc (Esprit Telecom), and address the indebtedness represented by Esprit Telecom's publicly traded debt securities and long-term debt owed to GTS by Esprit Telecom. In this regard, the company has retained Houlihan Lokey Howard & Zukin to advise the company in connection with these activities.

Dividend on Convertible Preferred Stock
The company's Board of Directors has determined that it is in the best interest of the company and its shareholders not to pay dividends on its 7.25% Cumulative Convertible Preferred Stock this quarter. The Preferred Stock is represented by Depositary Shares, each representing 1/100 of a share of the Preferred Stock.

Exchange Rates
The average dollar:euro exchange rate during the third quarter of 2000 was 0.906, down from 0.935 in the second quarter of 2000. In early November 2000, the dollar:euro exchange rate was approximately 0.857.

CONFERENCE CALL AND WEBCAST INFORMATION

GTS will conduct a conference call to discuss its financial results and other developments described in this release today, Monday, November 13, at 9:00am (US
EST). The call will be available live to all investors via a direct link from the Company's home page at http://www.gts.com.

GTS Reports 3rd Quarter 2000 Results
Page 5


About GTS (www.gts.com)
Global TeleSystems, Inc., is the leading provider of e*Business and borderless broadband services across Europe, serving businesses and carriers with a range of broadband, hosting, Internet/IP and voice services. As an industry leader in Europe, the company has the largest cross-border fibre optic network; the largest Tier-1 IP backbone (GTS Ebone); the most widely deployed pan-European e*Business sales and service staff; and the largest pan-European customer base. GTS's first and most extensive trans-European broadband fibre network includes on-net points of presence in 38 European cities (50 cities planned) and stretches across 17,500 route kilometres (25,000 route kilometres planned) with seven city enterprise networks (CENs) (14 CENs planned), providing intra-city bandwidth. The company has its European operating headquarters in London; other corporate offices in Washington, D.C., Brussels and Cork, Ireland; and sales and service operations in 20 countries.

GTS Investors

Jim Shields, Director, Investor Relations
Tel.: +44-207-769-8264; fax: +44-207-769-8068; e-mail: jim.shields@gts.com

Patti Grohs, Senior Manager, Investor Relations
Tel.: +1-703-236-3170; fax: +1-703-236-3606; e-mail: patti.grohs@gts.com

GTS Media

Glenn Manoff, Vice President, Communications
Tel.: +44-(0)-207-769-8290; fax: +44-(0)-207-769-8084;
e-mail: glenn.manoff@gts.com

This press release may include forward-looking statements that involve risk and uncertainty. Although the company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such projections will be fulfilled. Any such forward-looking statement must be considered along with knowledge that actual events or results may vary materially from such predictions due to, among other things, political, economic or legal changes in the markets in which GTS does business, competitive developments or risks inherent in the company's business plan. Readers are referred to the documents filed by GTS with the U.S. Securities and Exchange Commission, specifically the most recent reports filed under the Securities Exchange Act of 1934 and registration statements filed pursuant to the Securities Act of 1933, which identify important risk factors.





                               - TABLES ATTACHED -

                                                                      SCHEDULE A


                            GLOBAL TELESYSTEMS, INC.
               SUPPLEMENTAL RECURRING INCOME STATEMENT INFORMATION
                                   (UNAUDITED)

                                                        2Q99       3Q99     4Q99       1Q00       2Q00        3Q00
                                                       --------   ------   --------   --------   --------   ---------
Millions of euros

REVENUE
Broadband Services                                        86.6      96.7     102.0      102.1      118.3       125.3
Business Services                                         81.0      96.6     117.3      128.4      130.4       129.4
Golden Telecom (CIS)                                      21.9      23.9      24.6       24.5       28.6        32.2
                                                       -------    ------   -------    -------    -------    --------
   TOTAL REVENUE                                         189.5     217.2     243.9      255.0      277.3       286.9
   Sequential revenue growth                             23.2%     14.6%     12.3%       4.6%       8.7%        3.5%
   Annual revenue growth                                                                65.8%      46.3%       32.0%

GROSS MARGIN                                              82.3      83.6      93.2       98.4      105.3       106.0
   % of revenue                                          43.4%     38.5%     38.2%      38.6%      38.0%       36.9%

SELLING, GENERAL & ADMINISTRATIVE                         85.9      91.4     110.1      118.0      122.8       115.6
   % of revenue                                          45.3%     42.1%     45.1%      46.3%      44.3%       40.3%

EBITDA(1)                                                 (3.6)              (16.9)     (19.6)     (17.5)       (9.6)
                                                                    (7.8)
   % of revenue                                         (1.9)%    (3.6)%    (6.9)%     (7.7)%     (6.3)%      (3.3)%



Millions of US dollars

REVENUE
Broadband Services                                        91.5     101.5     105.9      100.8      110.6       113.6
Business Services                                         85.6     101.3     121.7      126.7      122.0       117.0
Golden Telecom (CIS)                                      23.2      25.1      25.5       24.2       26.7        29.2
                                                       -------    ------   -------    -------    -------    --------
   TOTAL REVENUE                                         200.3     227.9     253.1      251.7      259.3       259.8

GROSS MARGIN                                              87.0      87.7      96.7       97.1       98.5        95.6

SELLING, GENERAL & ADMINISTRATIVE                         90.8      95.9     114.3      116.5      114.8       105.1

EBITDA(1)                                                 (3.8)     (8.2)    (17.6)     (19.4)     (16.3)       (9.5)

                                                                      SCHEDULE B

                            GLOBAL TELESYSTEMS, INC.
                    SUPPLEMENTAL INCOME STATEMENT INFORMATION
                                CORE AND NON-CORE
                                   (UNAUDITED)

                                               1Q00                            2Q00                            3Q00
                                    ----------------------------    ----------------------------    ----------------------------
Millions of euros                     CORE    NON-CORE   TOTAL        CORE    NON-CORE   TOTAL       CORE    NON-CORE   TOTAL
                                    --------- --------- --------    --------- --------  --------    -------- --------- ---------
REVENUE
Broadband Services                     102.1         -    102.1        118.3        -     118.3       125.3         -     125.3
Business Services                       88.3              128.4         90.5              130.4        96.7      32.7     129.4
                                                  40.1                           39.9
Golden Telecom (CIS)                    24.5         -     24.5         28.6        -      28.6        32.2         -      32.2
                                    --------- --------- --------    --------- --------  --------    -------- --------- ---------
      TOTAL REVENUE                    214.9      40.1    255.0        237.4     39.9     277.3       254.2      32.7     286.9
      Sequential growth rates           3.7%      9.6%     4.6%        10.5%   (0.5)%      8.7%        7.1%   (18.0)%     3.5 %

GROSS MARGIN                            88.7       9.7     98.4         95.9      9.4     105.3        98.5       7.5     106.0
     % of revenue                      41.3%     24.2%    38.6%        40.4%    23.6%     38.0%       38.7%     22.9%     36.9%

SELLING, GENERAL & ADMINISTRATIVE      103.2      14.8    118.0        110.2     12.6     122.8       106.7       8.9     115.6
     % of revenue                      48.0%     36.9%    46.3%        46.4%    31.6%     44.3%       42.0%     27.2%     40.3%

EBITDA(1)                              (14.5)     (5.1)                (14.3)    (3.2)                 (8.2)     (1.4)     (9.6)
                                                          (19.6)                          (17.5)
     % of revenue                     (6.7)%   (12.7)%   (7.7)%       (6.0)%   (8.0)%    (6.3)%      (3.2)%    (4.3)%    (3.3)%



Millions of US dollars

REVENUE
Broadband Services                     100.8         -    100.8        110.6        -     110.6       113.6         -     113.6
Business Services                       87.1      39.6    126.7         84.7     37.3     122.0        87.4      29.6     117.0
Golden Telecom (CIS)                    24.2         -     24.2         26.7        -      26.7        29.2         -      29.2
                                    --------- --------- --------    --------- --------  --------    -------- --------- ---------
      TOTAL REVENUE                    212.1      39.6    251.7        222.0     37.3     259.3       230.2      29.6     259.8

GROSS MARGIN                            87.5       9.6     97.1         89.7      8.8      98.5        88.8       6.8      95.6

SELLING, GENERAL & ADMINISTRATIVE      101.9      14.6    116.5        103.0     11.8     114.8        97.0       8.1     105.1

EBITDA(1)                              (14.4)     (5.0)   (19.4)       (13.3)    (3.0)    (16.3)       (8.2)     (1.3)     (9.5)

                            GLOBAL TELESYSTEMS, INC.
                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                      THREE MONTHS ENDED SEPT. 30,          NINE MONTHS ENDED SEPT. 30,
                                                    ----------------------------------   ----------------------------------
                                                         1999               2000              1999              2000
                                                    ----------------   ---------------   ---------------  -----------------
                                                                   (In US$ millions, except per share data)
Revenues                                             $      227.9      $      259.8      $      599.1       $      770.8

  Access and network services                               140.2             164.2             356.1              479.6
  Selling, general & administrative                          95.9             105.1             265.2              336.4
                                                        ---------         ---------         ---------         ----------

EBITDA(1)                                               (     8.2)      (       9.5)      (      22.2)              45.2)

  Depreciation and amortization                              59.2              70.6             146.8              208.4
  Merger, restructuring and non-recurring costs              19.8              26.1              83.5               26.1
                                                        ----------         ---------         ---------         ----------

Loss from operations                                    (    87.2)      (     106.2)      (     252.5)       (     279.7)

Other (expense) income:
  Interest expense                                      (    51.2)      (      58.4)      (     148.2)       (     177.1)
  Interest income                                            19.6              18.3              50.6               64.1
  Foreign currency gain / (loss)                             12.6       (      31.8)      (       1.6)       (      66.3)
  Other (expense) income, net(2)                        (     4.0)      (       0.1)      (      15.1)               1.0
                                                        ----------         ---------         ---------         ----------
             Total other expense                        (    23.0)      (      72.0)      (     114.3)       (     178.3)
                                                        ----------         ---------         ---------         ----------

Net loss before taxes                                   (   110.2)      (     178.2)      (     366.8)       (     458.0)
Income taxes                                            (     2.6)      (       5.1)      (      10.6)       (      13.5)
                                                        ----------         ---------         ---------         ----------

Net loss                                             $  (   112.8)     $(     183.3)     $(     377.4)     $       471.5)
Preferred dividend                                      (     9.1)      (       9.1)      (      16.6)       (      27.2)
                                                        ----------         ---------         ---------         ----------

Net loss applicable to
  Common shareholders                                $      121.9 )    $(     192.4 )    $(     394.0)     $ (     498.7)
                                                        ==========         =========         =========         ==========

Net loss per share applicable
  to common shareholders                                   ($0.70)           ($0.95)           ($2.35)       ( $    2.54)
                                                        ==========         =========         =========         ==========

Recurring net loss applicable
  to common shareholders                             $      102.1 )    $(     166.3 )    $(     310.5)     $ (     472.6)
                                                        ==========         =========         =========         ==========

Recurring net loss per share
  applicable to common shareholders                        ($0.59)           ($0.82)           ($1.85)       ( $    2.41)
                                                        ==========         =========         =========         ==========

Weighted avg. common shares(3)                              173.6             201.9             167.8              196.2
                                                        ==========         =========         =========         ==========

                            GLOBAL TELESYSTEMS, INC.
                     CONDENSED, CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                         December 31,              SEPTEMBER 30,
                                                                             1999                      2000
                                                                                    (In US$ millions)
ASSETS
CURRENT ASSETS
Cash and restricted cash equivalents                                  $          1,341.4       $              806.7
Accounts receivable, net                                                           239.0                      253.0
Prepaid expenses and other assets                                                  106.5                      131.0
                                                                      ------------------       --------------------
TOTAL CURRENT ASSETS                                                             1,686.9                    1,190.7

Property and equipment, gross                                                    1,222.6                    1,747.7
Accumulated depreciation                                              (            218.1)      (              318.7)
                                                                      ------------------       --------------------
Property and equipment, net                                                      1,004.5                    1,429.0
Goodwill and intangible assets, net                                              1,172.9                    1,178.6
Other assets                                                                       137.5                      127.2
                                                                      ------------------       --------------------

TOTAL ASSETS                                                          $          4,001.8       $            3,925.5
                                                                      ==================       ====================

LIABILITIES AND SHAREHOLDERS'  EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses                                 $            493.9       $              570.3
Debt maturing within one year and current portion of capital leases                122.2                       48.2
Deferred revenue and other current liabilities                                      86.6                       76.6
                                                                      ------------------       --------------------
TOTAL CURRENT LIABILITIES                                                          702.7                      695.1

Long-term debt and capital leases                                                2,430.0                    2,568.0
Deferred revenue and other non-current liabilities                                 123.9                      175.5
                                                                      ------------------       --------------------
TOTAL LIABILITIES                                                                3,256.6                    3,438.6

Commitments and Contingencies
Minority interest                                                                  114.6                      108.0
Redeemable convertible preferred securities                                        502.3                      502.3

SHAREHOLDERS' EQUITY
Common stock                                                                        18.4                       20.4
Additional paid-in capital                                                       1,280.8                    1,488.2
Notes receivable due from shareholder                                 (             10.4)                        -
Accumulated deficit                                                   (          1,160.5)      (            1,632.0)
                                                                      ------------------       --------------------
TOTAL SHAREHOLDERS' EQUITY                                                         128.3                     (123.4)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $          4,001.8       $            3,925.5
                                                                      ==================       ====================

Notes:

1. EBITDA is earnings/(loss) from operations before interest, taxes, depreciation and amortization, foreign currency gains/(losses), other (expense)/income and non-recurring expenses. EBITDA is a measure of a company's performance commonly used in the telecommunications industry but should not be construed as an alternative to net income/(loss) determined in accordance with generally accepted accounting principles (GAAP) as an indicator of operating performance or as an alternative to cash from operating activities determined in accordance with GAAP as a measure of liquidity.

2.   Includes earnings/(losses) from equity in ventures and minority interest.

3.   Reflects a 2-for-1 stock split effective July 21, 1999.